Exhibit 10.13

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of September 24, 2013 by and among Southeastern Grocers, LLC (“Southeastern Grocers” and the “Assignor”), and LSF Southeastern Grocery Holdings, LLC (the “Assignee”).

WHEREAS, Southeastern Grocers sponsors the 2012 Executive Incentive Pool Plan (the “Plan”); and

WHEREAS, the parties hereto desire for the Assignor to transfer the Plan and all related obligations from the Assignor to the Assignee.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto agrees as follows:

1. Assignment and Assumption. The Assignor hereby assign and transfer to the Assignee, effective as of September 24, 2013, all rights, title, interest and obligations of the Assignor in and under the Plan, and the Assignee hereby accepts such assignment and agrees with the Assignor to assume and to fully and faithfully perform the obligations of the Assignor with respect to the Plan.

2. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Assignor and the Assignee with respect to the subject matter hereof.

3. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

4. Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Assumption Agreement to be executed and delivered on the date and year first written above.

ASSIGNOR:

SOUTHEASTERN GROCERS, LLC

By:	/s/ Brad Boggess
Brad Boggess, Manager

ASSIGNEE:

LSF SOUTHEASTERN GROCERY HOLDINGS, LLC

By:	/s/ Kyle Volluz
Kyle Volluz, Vice President

[Signature Page for Assignment and Assumption Agreement]